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                                                                   Exhibit 99.1

                            INFORMATION HOLDINGS INC.

                             1998 STOCK OPTION PLAN

                   (AMENDED AND RESTATED AS OF MARCH 26, 2001)

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                                    ARTICLE I

                                     PURPOSE

            This 1998 Stock Option Plan (the "Plan") is intended to encourage stock ownership in Information Holdings Inc. (the "Company") by employees and directors of the Company and its subsidiaries in order to increase their proprietary interest in the Company's success and to encourage such employees and directors to remain in the service of the Company and its subsidiaries.

                                   ARTICLE II

                               CERTAIN DEFINITIONS

            (a) "AFFILIATE" of an entity shall mean any person or entity controlling, controlled by or under common control with, such entity, where "control" means the power to exercise a controlling influence over the management or policies of such person or entity.

            (b) "BOARD" shall mean the Board of Directors of the Company.

            (c) "CHANGE OF CONTROL" shall have the meaning set forth in Article XI.

            (d) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

            (e) "COMMITTEE" shall mean (i) the Stock Option Committee of the Board which, if and to the extent practicable, shall be comprised of at least two persons who qualify as "non-employee directors" under Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, and as "outside directors" under Section 162(m) of the Code or (ii) if a Stock Option Committee has not been designated by the Board, the Board.

            (f) "COMMON STOCK" shall mean the voting common stock of the Company, par value $0.01 per share.

            (g) "ELIGIBLE EMPLOYEE" shall mean any person employed on a full-time basis by the Company or any of its subsidiaries, or any director of the Company.
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            (h) "EXERCISE PRICE" shall have the meaning assigned to such term in
Article VI hereof.

            (i) "ISO" shall mean an "incentive stock option" within the meaning of Section 422 of the Code.

            (j) "NON-QUALIFIED OPTION" shall mean an Option which is not an ISO.

            (k) "OPTION" shall mean any option granted under the Plan.

            (l) "OPTIONEE" shall mean any holder of an Option.

            (m) "OPTION AGREEMENT" shall mean the agreement between an Optionee and the Company governing Options granted under the Plan, the forms of which shall be consistent with the terms of the Plan but need not be identical.

            (n) "WP VENTURES" shall mean Warburg, Pincus Ventures, L.P., any Affiliate thereof, or any successor thereto.

                                  ARTICLE III

                                      STOCK

            (a) The stock to be issued upon the exercise of Options shall be shares of authorized but unissued Common Stock or previously issued shares of Common Stock reacquired by the Company. The aggregate number of shares of Common Stock as to which Options may be granted under the Plan at any time shall not exceed 1,966,866, subject to adjustment from time to time in accordance with the provisions of Article X hereof. No more than 350,000 shares of Common Stock may be issued to any one individual pursuant to awards of Options hereunder during any calendar year.

            (b) The number of shares of Common Stock available for grant of Options at any time under the Plan shall be decreased by the sum of (i) the number of shares with respect to which Options have been issued and have not lapsed or been canceled, in each case, prior to such time and (ii) the number of shares issued prior to such time upon exercise of Options. In the event that any outstanding Option under the Plan lapses in accordance with Articles VII or VIII hereof, prior to the end of the period during which Options may be granted, the shares of Common Stock subject to the unexercised portion of such Option shall again be available for the granting of Options under the Plan.


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                                   ARTICLE IV

                                  PARTICIPATION

            Optionees shall be limited to Eligible Employees who have received written notice of their selection to participate in the Plan and who have entered into an Option Agreement. Each Option Agreement shall state the total number of shares of Common Stock which are subject to the Option granted. No Eligible Employee shall at any time have a right to be selected as a participant.

                                   ARTICLE V

                                 ADMINISTRATION

            The Plan shall be administered by the Committee which shall have sole authority, in its absolute discretion: (a) to select which Eligible Employees shall be granted Options; (b) to determine the number of Options to be granted to such Eligible Employees and whether such Options shall be ISOs or Non-Qualified Options; (c) to prescribe the form or forms of the Option Agreements under the Plan; (d) to adopt, amend or rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan; and (e) to construe and interpret the Plan, and all such rules and regulations, and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee made in good faith shall be final and binding on all participants. Neither the Committee nor any member of the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, counsel fees) arising therefrom to the full extent permitted by Delaware law and under any directors' and officers' liability insurance coverage which may be in effect from time to time.

                                   ARTICLE VI

                                 EXERCISE PRICE

            The Exercise Price per share of Common Stock covered by Options granted under the Plan shall be established on or prior to the date of grant by the Committee and shall be set forth in the Optionee's Option Agreement. Payment shall be made in full upon exercise of the Option by delivering to the Company at its principal executive offices cash or a certified check, bank draft or money order payable to the order of the Company in the aggregate amount of the Exercise Price, or in accordance with any cashless exercise procedures adopted by the Committee from time to time.


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                                  ARTICLE VII

                               VESTING OF OPTIONS

            All Options granted under the Plan shall vest and become exercisable in accordance with Article XI hereof and vesting schedules established by the Committee at the time of grant.

                                  ARTICLE VIII

                            TERMINATION OF EMPLOYMENT

            Each Option will have a ten-year term from the date of grant, subject to earlier termination upon termination of the Optionee's employment, as determined by the Committee.

                                   ARTICLE IX

                                 TRANSFERABILITY

            Options and any Optionee's rights and interest under the Plan, including amounts payable, may not be sold, assigned, donated, or transferred or otherwise disposed of, mortgaged, pledged or encumbered except, in the event of an Optionee's death, by will or the laws of descent and distribution; PROVIDED, HOWEVER, the Committee may, in its sole discretion, allow for transfer of Options other than ISOs to other persons or entities, subject to such conditions or limitations as it may establish.

                                   ARTICLE X

                  ADJUSTMENT FOR RECAPITALIZATION, MERGER, ETC.

            (a) The aggregate number of shares of Common Stock which may be purchased pursuant to Options granted hereunder, the maximum number of shares of Stock with respect to which Options may be granted to any single Optionee during any calendar year, the number of shares of Common Stock covered by each outstanding Option and the price per share thereof shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split or other subdivision or consolidation of shares of Common Stock, or for other capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of Common Stock effected without receipt of consideration by the Company.

            (b) If the Company shall be sold, reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged (a "Corporate Event"), (i) each Optionee shall, at the time of such Corporate Event, be entitled to receive upon the exercise of his Option the same number and kind of shares of


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common stock or the same amount of property, cash or other securities as he would have been entitled to receive upon the occurrence of such Corporate Event as if he had been, immediately prior to such event or on the record date relating to such event, the holder of the number of shares of Common Stock covered by his Option, and (ii) if the Company is not the surviving corporation in such Corporate Event, the Company shall require the successor corporation or parent thereof to assume such outstanding Options; PROVIDED, HOWEVER, that the Committee may, in its discretion and in lieu of requiring such assumption, provide that all outstanding Options shall terminate as of the consummation of such Corporate Event and accelerate the exercisability of all outstanding Options to any date prior to the date of such Corporate Event.

            (c) The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Option.

                                   ARTICLE XI

                                CHANGE OF CONTROL

            In the event of a Change of Control, each outstanding Option under the Plan shall vest and become immediately exercisable in full as of the date immediately preceding the date of such Change of Control, or such other date, not later than the date of such Change of Control, as shall be established by the Committee in its discretion. For purposes of the Plan, a "Change of Control" shall mean:

            (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the then outstanding shares of Common Stock (the "Outstanding Company Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company,
(ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, (iv) any acquisition by WP Ventures, or (v) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii), and (iii) of subsection
(c) of this Article XI;

            (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for


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this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

            (c) Consummation of a Corporate Event, unless, following such Corporate Event, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Corporate Event beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Corporate Event (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) upon consummation of such Corporate Event in substantially the same proportions as their ownership, immediately prior to such Corporate Event, of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person other than (1) WP Ventures, (2) any corporation resulting from such Corporate Event, or (3) any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Event, beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Event or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Event, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Event were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Event; or

            (d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

                                  ARTICLE XII

                             RIGHTS AS A STOCKHOLDER

            An Optionee or a transferee of an Option shall have no rights as a stockholder with respect to any shares covered by his Option until he shall have become the holder of record of such shares, and he shall not be entitled to any dividends or distributions or other rights in respect of such shares for which the record date is prior to the date on which he shall have become the holder of record thereof.


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                                  ARTICLE XIII

                                EMPLOYMENT RIGHTS

            Nothing in the Plan or in any Option Agreement entered into hereunder shall confer on any Optionee who is an employee of the Company or any of its subsidiaries any right to continue in the employ of the Company or any of its subsidiaries or to interfere in any way with the right of the Company or any of its subsidiaries to terminate the Optionee's employment at any time.

                                  ARTICLE XIV

                              TRANSFER RESTRICTIONS

            Appropriate legends shall be placed on the stock certificates evidencing shares issued upon exercise of Options to reflect any relevant transfer restrictions.

                                   ARTICLE XV

                       AMENDMENT OR DISCONTINUANCE OF PLAN

            The Board may from time to time, to the extent permitted by applicable law, amend, suspend, or discontinue the Plan; provided, however, that the Board may not take any action which would have a material adverse effect on outstanding Options or any unexercised rights under outstanding Options without the consent of the Optionee whose options would be adversely affected thereby.

                                  ARTICLE XVI

                             CANCELLATION OF OPTIONS

            The Committee, in its discretion, may, with the express written consent of the Optionee to be affected, cancel any Option held by such consenting Optionee hereunder.

                                  ARTICLE XVII

                                  MISCELLANEOUS

            (a) Notwithstanding any other provision of the Plan, the Company or a subsidiary, as appropriate, shall have the right to deduct from all Option exercises Common Stock, valued at fair market value on the date of payment, in an amount necessary to satisfy all Federal, state or local taxes as required by law to be withheld with respect to such Options. In the alternative, in the sole discretion of the Company, the Optionee or other person receiving such Common Stock may be required to pay to the Company or a subsidiary, as appropriate,


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prior to delivery of such Common Stock, the amount of any such taxes which the
Company or subsidiary is required to withhold, if any, with respect to such Common Stock. Subject in particular cases to the disapproval of the Committee, the Company may accept shares of Stock of equivalent fair market value in payment of such withholding tax obligations if the Optionee elects to make payment in such manner.

            (b) The obligation of the Company to make payment of Option exercises in shares of Common Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Option to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Common Stock pursuant to an Option unless such shares have been properly registered for sale pursuant to the Securities Act of 1933 with the Securities and Exchange Commission or unless the Company has received advice of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act of 1933 any of the shares of Common Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act of 1933, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

            (c) The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the principles of conflicts of law thereof.

            (d) No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes.

            (e) Except as otherwise specifically provided in the relevant plan document, no payment under the Plan or other amount required to be reported as income for Federal income tax purposes shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company.

            (f) The expenses of administering the Plan shall be borne by the Company. The proceeds received by the Company from the exercise of any Options pursuant to the Plan will be used for general corporate purposes.

            (g) Masculine pronouns and other words of masculine gender shall refer to both men and women.


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            (h) The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

            (i) Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Options hereunder until such shares have been issued to that person.

                                 ARTICLE XVIII

                           SPECIAL PROVISIONS FOR ISOS

            (a) ISOs must be granted within ten years from the date the Plan is adopted, or the date the Plan is approved by the stockholders of the Company, whichever is earlier.

            (b) ISOs may not be exercised after the expiration of ten years from the date such ISOs are granted.

            (c) The Exercise Price of ISOs may not be less than the fair market value of a share of Common Stock at the time such ISOs are granted, as determined by the Committee. In such case, fair market value shall be determined in a manner consistent with the rules and regulations under Section 422 of the Code.

            (d) ISOs may not be granted to a person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any "subsidiary corporation" of the Company within the meaning of
Section 424(f) of the Code.

            (e) To the extent the aggregate fair market value of the Common Stock with respect to which ISOs are exercisable for the first time by any Optionee during a calendar year (under all plans of the Company and all "subsidiary corporations" of the Company within the meaning of Section 424(f) of the Code) exceeds $100,000, such ISOs shall be treated as Non-Qualified Options. For purposes of the preceding sentence, the fair market value of the Common Stock shall be determined by the Committee at the time the ISO covering such stock is granted.

            (f) No ISOs may be granted under the Plan unless the Plan has been approved by the stockholders of the Company within 12 months before or after the date of the Plan's adoption by the Board.

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